Exhibit 2.1(a)


                      FIRST AMENDMENT TO CONSOLIDATION AGREEMENT

               This first amendment (the "First Amendment") to the consolidation agreement (the "Agreement") dated as of the 1st day of April, 1996, between Grand Court Lifestyles, Inc., a Delaware corporation ("Grand Court"), party of the first part, and John Luciani and Bernard M. Rodin (the "Transferring Shareholders") and J&B Management Company, a New Jersey partnership (hereinafter the "Company"), parties of the second part, is made as of the 1st day of April, 1996. Capitalized terms not otherwise defined herein shall have the meanings as such terms have in the Agreement.

                                 W I T N E S S E T H:

               Whereas, Grand Court, the Transferring Shareholders and the Company entered into the Agreement;

               Whereas, Schedule 1.3 of the Agreement is amended by this First Amendment to include additional interests being transferred by the Company to Grand Court;

               Whereas, Schedule 2.1 of the Agreement is amended by this First Amendment to include additional obligations to be assumed by Grand Court;

               Accordingly, the parties hereto agree as follows:

                                      ARTICLE I
                          Interests Acquired by Grand Court

          Schedule 1.3 is amended to include the receivables currently held by the Company from the following entities and individuals:

               (i)       Cedarwood Associates, Ltd.,
               (ii)      Villa Americana Associates, Ltd.,
               (iii)     The Conquistador Apts. Company,
               (iv)      The Bridges,
               (v)       Rockmont Apartments Ltd.,
               (vi)      Gary Hoffson, and
               (vii) the reimbursement for expenses incurred in the syndication of interests in (A) Retirement Financing Associates, L.P.-I or (B) Retirement Financing Associates, L.P.-II.

          Schedule 1.3 is amended to include the Company's entitlement to be reimbursed for expenses incurred and classified as "construction in progress."

          Paragraph (h) of Schedule 1.3 is amended to insert the following as (iv)

               "(iv)          all rights, subject to any
                              obligations, relating to (A) the
                              Proprietary Leases enterred into
                              between Company and Caton Corp. and
                              (B) any subleases enterred into
                              between Company and its subtenants
                              which are subject to the terms of
                              the Proprietary Leases

                                      ARTICLE II
                                     Obligations

          Schedule 2.1 is amended to include the obligations and liabilities currently owed by the Company to the following individuals:

               (i) the obligations payable to William A. Thomas relating to (A) Grand View Heights LP, (B) Lucas Heights III, LP, (C) College Hill Apartments, L.P. and Lucas Heights Village I, LTD, and

               (ii) the obligations payable to Messrs. Fred and Jerry Modell relating to (A) The Pines Ltd and (B) The Habitat Ltd.

                                     ARTICLE III
                                    Miscellaneous

               Except as herein specifically amended, all of the terms, provisions and conditions of the Agreement shall continue to remain in full force and effect.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                    /s/John Luciani                    /s/Bernard M. Rodin
          --------------------------         -----------------------------
          John Luciani                       Bernard M. Rodin

                                J&B Management Company


                    /s/John Luciani                    /s/Bernard M. Rodin
          ---------------------------        -----------------------------
          By:  John Luciani                  By:  Bernard M. Rodin
               Partner                            Partner

                              Grand Court Lifestyles, Inc.


                    /s/John Luciani                    /s/Bernard M. Rodin
          ---------------------------        -----------------------------
          By:  John Luciani                  By:  Bernard M. Rodin
               President                          Vice-President